UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): April 25, 2025
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Master Repurchase Agreement and Securities Contract with Bank of Montreal.

On April 25, 2025, loanDepot BMO Warehouse, LLC, a Delaware limited liability company and a wholly-owned subsidiary of loanDepot.com, LLC, as seller (“Seller”), entered into an Amended and Restated Master Repurchase Agreement and Securities Contract (the “Master Repurchase Agreement”) with loanDepot.com, LLC, a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc., as guarantor (“loanDepot”), and Bank of Montreal, as buyer (“Buyer”). Pursuant to the Master Repurchase Agreement, Seller may sell to Buyer, and later repurchase, participation interests which represent 100% of the beneficial interests in certain residential mortgage loans owned by loanDepot. All of the participation interests, which will be issued by loanDepot to Seller, shall be evidenced by a participation certificate (the “Participation Certificate”), and Buyer shall purchase the Participation Certificate from Seller. The Master Repurchase Agreement and certain ancillary agreements provide for an uncommitted amount of $300 million to be used for the financing of certain residential mortgage loans. The expiration date of the Master Repurchase Agreement is September 19, 2025, unless extended or earlier terminated in accordance with the terms of the Master Repurchase Agreement.

The Master Repurchase Agreement contains representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. Additionally, the Master Repurchase Agreement provides that the Seller is required to cure any margin deficit at the request of Buyer. Should any event of default occur, the Master Repurchase Agreement may be terminated and the repurchase of the Participation Certificate, and any underlying mortgage loans, may be accelerated to be immediately due and payable at the repurchase price.

Pursuant to a Guaranty, dated as of April 25, 2025 (the “Guaranty Agreement”), from loanDepot, as guarantor, in favor of Buyer, loanDepot will guarantee the payment and performance by Seller of its obligations under the Master Repurchase Agreement as specified in the Guaranty Agreement.

The foregoing descriptions of the Master Repurchase Agreement and the Guaranty Agreement are not complete and are qualified in their entirety by reference to the full text of the Master Repurchase Agreement and the Guaranty Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All information set forth in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#
Amended and Restated Master Repurchase Agreement and Securities Contract, dated April 25, 2025, among Bank of Montreal, as buyer; loanDepot BMO Warehouse, LLC, as seller; and loanDepot.com, LLC, as guarantor and servicer.

10.2	Guaranty, dated April 25, 2025, made by loanDepot.com, LLC, in favor of Bank of Montreal.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

Date: April 29, 2025